Exhibit 5.1

February 4, 2010

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Re:	GameStop Corp. ‑ Registration Statement on Form S‑8

Ladies and Gentlemen:

We have acted as counsel to GameStop Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,000,000 shares of the Company’s Class A Common Stock, par value $.001 per share (the “Shares”), pursuant to the above-referenced Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 4, 2010 (the “Registration Statement”).  The Shares are reserved for issuance upon the exercise of options granted under the Company's Fourth Amended and Restated GameStop Corp. 2001 Incentive Plan (the “Incentive Plan”).

In connection herewith, we have examined:

1)	the Incentive Plan;
2)	the Registration Statement; and
3)	Resolutions adopted by the Company’s Board of Directors relating to the authorization of the Incentive Plan and the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, each as currently in effect, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of

GameStop Corp.

February 4, 2010

natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Incentive Plan and the applicable Share Option Agreements (as defined in the Incentive Plan), including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion herein reflects only the application of the Federal laws of the United States and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendment thereto.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

We do not render any opinions except as set forth above.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

/s/ BRYAN CAVE LLP
BRYAN CAVE LLP